                                                                 Exhibit 8.1

                                  June 11, 1996




Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583

ASCOR, Inc.
47790 Westinghouse Drive
Fremont, California 94539

Ladies and Gentlemen:

                This opinion is being delivered to you pursuant to Section 8.03(b) of the Agreement and Plan of Reorganization (the "Agreement") among Giga-tronics Incorporated, a California corporation ("Giga-tronics"), its wholly owned subsidiary, ASCOR Acquisition Corp., a California corporation ("Sub"), and ASCOR, Inc., a California corporation ("ASCOR"), dated May 2, 1996. Pursuant to the Agreement, Sub will merge with and into ASCOR (the "Merger"), and ASCOR will become a wholly owned subsidiary of Giga-tronics.

                Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

                We have acted as legal counsel to Giga-tronics and Sub in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Date) and are relying (or will rely) upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

                1.      The Agreement;

                2. Representations made to us by Giga-tronics and Sub in a letter reproduced as an exhibit hereto;



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Giga-tronics Incorporated                                          June 11, 1996
                                                                          Page 2





                  3. Representations made to us by ASCOR in a letter reproduced as an exhibit hereto;

                  4. Representations made by certain shareholders of ASCOR in "Affiliates Agreements";

                  5. The Registration Statement filed with respect to the Merger; and

                  6. Such other instruments and documents related to the formation, organization and operation of Giga-tronics, ASCOR and Sub or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

                  In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

                  1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

                  2. The Merger will be consummated in accordance with the Agreement and will be effective under the laws of the State of California;

                  3. The shareholders of ASCOR do not, and will not on or before the Effective Date, have an existing plan or intent to dispose of an amount of Giga-tronics Common Stock to be received in the Merger (or to dispose of ASCOR capital stock in anticipation of the Merger) such that the shareholders of ASCOR will not receive and retain a meaningful continuing equity ownership in Giga-tronics that is sufficient to satisfy the continuity of interest requirement as specified in Treasury Regulations Section 1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions;

                  4. After the Merger, ASCOR will hold "substantially all" of its and Sub's properties within the meaning of Section 368(a)(2)(E)(i) of the Code and the regulations promulgated thereunder;

                  5. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the


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Giga-tronics Incorporated                                          June 11, 1996
                                                                          Page 3


incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187; and

                6. At all relevant times, including as of the Effective Time,
(i) no outstanding indebtedness of ASCOR, Giga-tronics or Sub has or will represent equity for tax purposes; and (ii) no outstanding equity of ASCOR, Giga-tronics or Sub has or will represent indebtedness for tax purposes.

                Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a "reorganization" as defined in Section 368(a) of the Code.

                In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

                1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

                2. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, we express no opinion regarding (i) whether and the extent to which any ASCOR shareholder who has provided or will provide services to ASCOR, Giga-tronics or Sub will have compensation income under any provision of the Code; (ii) the effects of such compensation income, including but not limited to the effect upon the basis and holding period of the Giga-tronics stock received by any such shareholder in the Merger; (iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 55, 56 and 57) of the Code or Sections 305, 306, 357, 424, and 708, or the regulations promulgated thereunder; (iv) other than that the Merger will be a reorganization within the meaning of Code Section 368 and the consequences that follow directly and solely


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Giga-tronics Incorporated                                          June 11, 1996
                                                                          Page 4




from such characterization, the corporate level tax consequences of the Merger to Giga-tronics, Sub or ASCOR, including without limitation the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of ASCOR, after application of any provision of the Code, as well as the regulations promulgated thereunder and judicial interpretations thereof; (v) the basis of any equity interest in ASCOR acquired by Giga-tronics in the Merger; (vi) the tax consequences of any transaction in which ASCOR stock or a right to acquire ASCOR stock was received; (vii) the tax consequences of the Merger to holders of options or warrants for ASCOR stock; or (viii) the tax consequences that may be relevant to particular classes of ASCOR stockholders such as dealers in securities, corporate shareholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions.

                3. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

                4. This opinion has been delivered to you for the purpose of satisfying the conditions set forth in Section 8.03(b) of the Agreement and is intended solely for your benefit; it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement.

                                          Very truly yours,


                                          /s/ Brobeck, Phleger & Harrison LLP
                                          -----------------------------------

                                          BROBECK, PHLEGER & HARRISON LLP



Enclosures

                             Exhibit to Exhibit 8.1



                                  June 12, 1996




Brobeck, Phleger & Harrison LLP
Two Embarcadero Place
2200 Geng Road
Palo Alto, California 94306

               Re: Merger pursuant to the Agreement and Plan of Reorganization (the "Agreement") dated May 2, 1996, among Giga-tronics Incorporated, a California corporation ("Giga-tronics"), ASCOR, Inc., a California corporation ("ASCOR") and ASCOR Acquisition Corp., a California corporation ("Sub")

Ladies and Gentlemen:

               This letter is supplied to you in connection with your rendering of an opinion pursuant to Section 8.03(b) of the Agreement regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.


A.      REPRESENTATIONS

               On behalf of Giga-tronics and Sub, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Date of the Merger:

               1. Pursuant to the Merger, Sub will merge with and into ASCOR, and ASCOR will acquire all of the assets and liabilities of Sub. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by ASCOR immediately prior to the Merger will continue to be held by ASCOR immediately after the Merger. For the purpose of determining the percentage of ASCOR's net and gross assets held by it immediately following the Merger, the following assets will be treated as property held by ASCOR immediately prior but not subsequent to the Merger: (i) assets disposed of by ASCOR prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by ASCOR, other than in the ordinary course of


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                                                                          Page 2




business, pursuant to a plan or intent existing during the period ending on the Effective Date and beginning with the commencement of negotiations (whether formal or informal) with Giga-tronics regarding the Merger (the "Pre-Merger Period")), (ii) assets used by ASCOR to pay expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distribution, redemption or other payments in respect of ASCOR capital stock or rights to acquire such stock (including payments to dissenters) that are made in contemplation of the Merger or related thereto;

               2. Giga-tronics is participating in the Merger for good and valid business reasons and not for tax purposes;

               3. Prior to the Merger, Giga-tronics will be in "Control" of Sub. As used herein, "Control" of a corporation shall consist of ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person;

               4. In the Merger, all shares of ASCOR capital stock will be exchanged solely for voting stock of Giga-tronics, except to the extent of cash paid to dissenters and cash paid in lieu of fractional shares in accordance with the terms of the Merger Agreement;


               5. Giga-tronics has no plan or intention to cause ASCOR to issue additional shares of stock after the Merger that would result in Giga-tronics losing Control of ASCOR;


               6. Giga-tronics has no plan or intention to reacquire any of its stock issued pursuant to the Merger;

               7. Except for transfers described in both Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulation Section 1.368-2(j)(4), Giga-tronics has no current plan or intention to (i) liquidate ASCOR; (ii) merge ASCOR with or into another corporation including Giga-tronics or its affiliates; (iii) sell, distribute or otherwise dispose of the capital stock of ASCOR; or (iv) cause ASCOR to sell or otherwise dispose of any of its assets (or any assets acquired from Sub) except for dispositions made in the ordinary course of business or payment of expenses incurred by ASCOR pursuant to the Merger (including payments made with respect to dissenting shareholders and fractional shares);

Brobeck, Phleger & Harrison LLP                                    June 12, 1996
                                                                          Page 3





               8. In the Merger, Sub will have no liabilities assumed by ASCOR and will not transfer to ASCOR any assets subject to liabilities;

               9. Giga-tronics intends that, following the Merger, the historic business of ASCOR will be continued;

               10. Neither Giga-tronics nor any current or former subsidiary of Giga-tronics owns, or has owned during the past five (5) years, directly or indirectly, any shares of ASCOR capital stock, or the right to acquire or vote any such shares (except such rights as are granted in the Agreement);

               11. Giga-tronics is not an investment company within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code;

               12. No shareholder of ASCOR is acting as agent for Giga-tronics in connection with the Merger or approval thereof, and Giga-tronics will not reimburse any ASCOR shareholder for ASCOR capital stock such shareholder may have purchased or for other obligations such shareholder may have incurred;

               13. Neither Giga-tronics nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

               14. Giga-tronics has no knowledge of any plan or intention on the part of ASCOR's shareholders (a "Plan") to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of shares of Giga-tronics Common Stock to be issued to such shareholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Date of the Merger, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of ASCOR capital stock. For purposes of this paragraph, shares of ASCOR capital stock (or the portion thereof) (i) with respect to which a ASCOR shareholder receives consideration in the Merger other than Giga-tronics Common Stock (including, without limitation, cash received as a result of the exercise of dissenters' rights and cash received in lieu of fractional shares of Giga-tronics Common Stock) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger shall be considered shares of outstanding ASCOR capital stock exchanged for Giga-tronics Common Stock in the Merger and then disposed of pursuant to a Plan;

               15. The payment of cash in lieu of fractional shares of Giga-tronics is solely for the purpose of avoiding the expense and inconvenience to Giga-tronics of issuing fractional shares and does not represent separately bargained-for consideration. The


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Brobeck, Phleger & Harrison LLP                                    June 12, 1996
                                                                          Page 4




total cash consideration that will be paid in the Merger to ASCOR shareholders in lieu of fractional shares of Giga-tronics Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to ASCOR shareholders in exchange for their shares of ASCOR capital stock. The fractional share interests of each ASCOR shareholder will be aggregated and no ASCOR shareholder will receive cash in an amount greater than the value of one full share of Giga-tronics Common Stock;

               16. Except with respect to payments of cash to dissenting ASCOR shareholders and payments of cash in lieu of fractional shares of Giga-tronics Common Stock, one hundred percent (100%) of the ASCOR capital stock outstanding immediately prior to the Merger will be exchanged solely for Giga-tronics Common Stock. Thus, except as set forth in the preceding sentence, Sub and Giga-tronics intend that no consideration be paid or received (directly or indirectly, actually or constructively) for ASCOR capital stock other than Giga-tronics Common Stock;

               17. At the Effective Time of the Merger, the fair market value of the Giga-tronics Common Stock received by each ASCOR shareholder will be approximately equal to the fair market value of the ASCOR capital stock surrendered in exchange therefor, and the aggregate consideration received by ASCOR shareholders in exchange for their ASCOR capital stock will be approximately equal to the fair market value of all of the outstanding shares of ASCOR capital stock immediately prior to the Merger;

               18. No shares of Sub have been or will be used as consideration or issued to shareholders of ASCOR pursuant to the Merger;

               19. Giga-tronics, ASCOR, Sub and the shareholders of ASCOR will each pay separately its or their own expenses in connection with the Merger;

               20. There is no intercorporate indebtedness existing between Giga-tronics and ASCOR or between Sub and ASCOR that was issued, acquired or will be settled at a discount as a result of the Merger, and Giga-tronics will assume no liabilities of ASCOR or any ASCOR shareholder in connection with the Merger;

               21. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

               22. None of the compensation received by any shareholder-employees of ASCOR will be separate consideration for, or allocable to, any of their shares of ASCOR capital stock; none of the shares of Giga-tronics Common Stock received by any shareholder-employees of ASCOR will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to

Brobeck, Phleger & Harrison LLP                                    June 12, 1996
                                                                          Page 5




any shareholder-employees of ASCOR will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

               23. No "poison pill" or similar rights will be associated with the Giga-tronics Common Stock on or prior to the date of the Merger;

               24. With respect to each instance, if any, in which shares of ASCOR capital stock have been purchased by a shareholder of Giga-tronics (a "Shareholder") during the Pre-Merger Period (a "Stock Purchase"): (i) the Stock Purchase was made by such Shareholder on its own behalf and with its own funds and not as a representative, or for the benefit, of Giga-tronics; (ii) the purchase price paid by such Shareholder pursuant to the Stock Purchase was the product of arm's-length negotiations, was funded by such Shareholder's own assets, and was not advanced, and will not be reimbursed, either directly or indirectly, by Giga-tronics; (iii) at no time was such Shareholder or any other party required or obligated to surrender to Giga-tronics the ASCOR capital stock acquired in the Stock Purchase, and neither such Shareholder nor any other party will be required to surrender to Giga-tronics the Giga-tronics Common Stock for which such shares of ASCOR capital stock will be exchanged in the Merger; and
(iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger and was entered into solely to satisfy the separate interests of such Shareholder and the seller;

               25. Each of the representations made by Giga-tronics and Sub in the Agreement and any other documents associated therewith is true and accurate; and

               26. The undersigned is authorized to make all of the representations set forth herein on behalf of Giga-tronics and Sub.


B.      RELIANCE BY YOU IN RENDERING OPINION; LIMITATIONS ON YOUR
        OPINION

               1. The undersigned recognize that (i) your opinion will be based on the representations set forth herein and on the statements contained in the Agreement and the documents related thereto and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations are not accurate in all material respects.



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Brobeck, Phleger & Harrison LLP                                    June 12, 1996
                                                                          Page 6



               2. The undersigned recognize that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                          Very truly yours,

                                          GIGA-TRONICS INCORPORATED,
                                          a California corporation


                                          By___________________________________

                                          Title________________________________


                                          ASCOR ACQUISITION CORP., a California
                                          corporation



                                          By___________________________________

                                          Title________________________________

                             Exhibit to Exhibit 8.1
                                  June 12, 1996




Brobeck, Phleger & Harrison LLP
Two Embarcadero Place
2200 Geng Road
Palo Alto, California 94306

               Re: Merger pursuant to the Agreement and Plan of Reorganization (the "Agreement") dated May 2, 1996, among Giga-tronics Incorporated, a California corporation ("Giga-tronics"), ASCOR, Inc., a California corporation ("ASCOR") and ASCOR Acquisition Corp., a California corporation ("Sub")

Ladies and Gentlemen:

               This letter is supplied to you in connection with your rendering of an opinion pursuant to Section 8.03(b) of the Agreement regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

A.      REPRESENTATIONS

               On behalf of ASCOR, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true through the Effective Date of the Merger:

               1. Pursuant to the Merger, Sub will merge with and into ASCOR, and ASCOR will acquire all of the assets and liabilities of Sub. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by ASCOR immediately prior to the Merger will continue to be held by ASCOR immediately after the Merger. For the purpose of determining the percentage of ASCOR's net and gross assets held by it immediately following the Merger, the following assets will be treated as property held by ASCOR immediately prior but not subsequent to the Merger: (i) assets disposed of by ASCOR prior to or subsequent to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by ASCOR, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective

Brobeck, Phleger & Harrison LLP                                    June 12, 1996
                                                                          Page 2




Date of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Giga-tronics regarding the Merger (the "Pre-Merger Period")), (ii) assets used by ASCOR to pay other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of ASCOR capital stock or rights to acquire such stock (including payments to dissenters) that are made in contemplation of the Merger or related thereto;

               2. ASCOR has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business and (ii) payments for expenses incurred in connection with the Merger;

               3. ASCOR is participating in the Merger for good and valid business reasons and not for tax purposes;

               4. At the time of the Merger, except as specified in, or disclosed in the Agreement or in a schedule or exhibit to, the Agreement, ASCOR will have no outstanding warrants, options or convertible securities nor any other type of right outstanding pursuant to which any person could acquire shares of ASCOR capital stock or any other equity interest in ASCOR;

               5. In the Merger, shares of ASCOR capital stock representing "Control" of ASCOR will be exchanged solely for voting stock of Giga-tronics; at the time of the Merger, there will exist no rights to acquire ASCOR capital stock or to vote (or restrict or otherwise control the vote of) ASCOR capital stock which, if exercised, could affect Giga-tronics' acquisition and retention of Control of ASCOR. For purposes of this paragraph, shares of ASCOR capital stock exchanged in the Merger for cash and other property (including, without limitation, cash paid to dissenters and cash paid in lieu of fractional shares of Giga-tronics Common Stock) will be treated as ASCOR capital stock outstanding on the date of the Merger but not exchanged for voting stock of Giga-tronics. As used herein, "Control" of a corporation shall consist of ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person;

               6. ASCOR has no obligation, understanding, agreement or intention to issue additional shares of stock after the Merger that would result in Giga-tronics losing Control of ASCOR;

Brobeck, Phleger & Harrison LLP                                    June 12, 1996
                                                                          Page 3





               7. The liabilities of ASCOR have been incurred by ASCOR in the ordinary course of its business;

               8. The fair market value of ASCOR's assets will, on the Effective Date, exceed the aggregate liabilities of ASCOR;

               9. Other than shares of ASCOR capital stock or options to acquire ASCOR capital stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of ASCOR in the ordinary course of business, no issuances of ASCOR capital stock or rights to acquire ASCOR capital stock have occurred or will occur during the Pre-Merger Period other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period or as otherwise specifically identified in the Agreement;

               10. Cash or other property paid to employees of ASCOR during the Pre-Merger Period has been or will be in the ordinary course of business or pursuant to agreements entered into prior to the Pre-Merger Period;

               11. ASCOR is not and will not be on the Effective Date an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

               12. ASCOR is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

               13. ASCOR has no knowledge of any plan or intention on the part of ASCOR's shareholders (a "Plan") to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of shares of Giga-tronics Common Stock to be issued to such shareholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Date of the Merger, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of ASCOR capital stock. For purposes of this paragraph, shares of ASCOR capital stock (or the portion thereof) (i) with respect to which a ASCOR shareholder receives consideration in the Merger other than Giga-tronics Common Stock (including, without limitation, cash received as a result of the exercise of dissenters' rights and cash received in lieu of fractional shares of Giga-tronics Common Stock) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger shall be considered shares of outstanding ASCOR capital stock exchanged for Giga-tronics Common Stock in the Merger and then disposed of pursuant to a Plan;

Brobeck, Phleger & Harrison LLP                                    June 12, 1996
                                                                          Page 4




               14. The payment of cash in lieu of fractional shares of Giga-tronics is solely for the purpose of avoiding the expense and inconvenience to Giga-tronics of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to ASCOR shareholders in lieu of fractional shares of Giga-tronics Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to ASCOR shareholders in exchange for their shares of ASCOR capital stock. The fractional share interests of each ASCOR shareholder will be aggregated, and no ASCOR shareholder will receive cash in an amount greater than the value of one full share of Giga-tronics Common Stock;

               15. Except with respect to payments of cash to dissenting ASCOR shareholders and payments of cash in lieu of fractional shares of Giga-tronics Common Stock, one hundred percent (100%) of the ASCOR capital stock outstanding immediately prior to the Merger will be exchanged solely for Giga-tronics Common Stock. Thus, except as set forth in the preceding sentence, ASCOR intends that no consideration be paid or received (directly or indirectly, actually or constructively) for ASCOR capital stock other than Giga-tronics Common Stock;

               16. At the Effective Date of the Merger, the fair market value of the Giga-tronics Common Stock received by each ASCOR shareholder will be approximately equal to the fair market value of the ASCOR capital stock surrendered in exchange therefor, and the aggregate consideration received by ASCOR shareholders in exchange for their ASCOR capital stock will be approximately equal to the fair market value of all of the outstanding shares of ASCOR capital stock immediately prior to the Merger;

               17. No shares of Sub have been or will be used as consideration or issued to shareholders of ASCOR pursuant to the Merger;

               18. Giga-tronics, ASCOR, Sub and the shareholders of ASCOR will each pay separately its or their own expenses in connection with the Merger;

               19. There is no intercorporate indebtedness existing between Giga-tronics and ASCOR or between Sub and ASCOR that was issued, acquired or will be settled at a discount as a result of the Merger, and Giga-tronics will assume no liabilities of ASCOR or any ASCOR shareholder in connection with the Merger;

               20. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

               21. None of the compensation received by any shareholder-employees of ASCOR will be separate consideration for, or allocable to, any of their shares of


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ASCOR capital stock; none of the shares of Giga-tronics Common Stock received by any shareholder-employees of ASCOR will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of ASCOR will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

               22. No direct or indirect subsidiary of ASCOR owns any shares of ASCOR capital stock;

               23. No "poison pill" or similar rights will be associated with shares of ASCOR capital stock on or prior to the date of the Merger;

               24. With respect to each instance, if any, in which shares of ASCOR capital stock have been purchased by a shareholder of Giga-tronics (a "Shareholder") during the Pre-Merger Period (a "Stock Purchase"): (i) to the best knowledge of ASCOR, (A) the Stock Purchase was made by such Shareholder on its own behalf and with its own funds, rather than as a representative, or for the benefit, of Giga-tronics, (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Shareholder and the seller and (C) the purchase price paid by such Shareholder pursuant to the Stock Purchase was the product of arm's-length negotiations and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger;

               25. Each of the representations made by ASCOR in the Agreement and any other documents associated therewith is true and accurate; and

               26. The undersigned is authorized to make all of the representations set forth herein on behalf of ASCOR.


B.      RELIANCE BY YOU IN RENDERING OPINION;
        LIMITATIONS ON YOUR OPINION

               1. The undersigned recognizes that (i) your opinion will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto and (ii) your opinion will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.



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               2. Notwithstanding anything herein to the contrary, the
undersigned makes no representations regarding any actions or conduct of ASCOR pursuant to Giga-tronics' exercise of control over ASCOR after the Merger.

               3. The undersigned recognizes that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                   Very truly yours,

                                   ASCOR, INC., a California corporation



                                   By:_____________________________________

                                   Title:__________________________________